Exhibit 99.1

RECORD SALES AND EARNINGS DRIVEN BY NEW PRODUCTS
FUEL MOMENTUM AT THE HOCKEY COMPANY

2003 Sales up 12.8% and Gross Margin increase 17.4%

MONTREAL, February 23, 2004 — The Hockey Company  (the “Company”) announced today its financial results for the year ended December 31, 2003.

Financial Highlights

(all amounts in millions of U.S. dollars except per share amounts)

	Three months ended December 31		Twelve months ended December 31
	2003	2002	2003	2002
Net sales	$68.7	$61.3	$239.9	$212.7
Gross margin	30.8	24.6	107.7	91.7
EBITDA	12.1	6.3	50.9	29.6
Net income	4.3	3.0	17.0	1.8
Earnings per share (basic)	0.36	0.42	1.72	0.25

Net sales for the year ended December 31, 2003 were $239.9 million, an increase of  $27.2 million or 12.8% compared with last year. Gross margin grew by $16.0 million or 17.4% to $107.7 million or 44.9% of sales compared with 43.1% in 2002. EBITDA, as defined below, amounted to $50.9 million, including a foreign exchange gain on long-term debt of $13.0 million  compared with $29.6 million a year ago, in which there was an exchange gain on the debt of $0.6 million.  Net income amounted to $17.0 million or $1.72 per share compared with $1.8 million or $0.25 per share in 2002.

Net sales for the three months ended December 31, 2003 were $68.7 million, an increase of  $7.4 million or 12.0% compared with last year. Gross margin grew by $6.2 million or 25.2% to $30.8 million or 44.8% of sales compared with 40.1% in 2002. EBITDA amounted to $12.1 million, including a foreign exchange gain on long-term debt of $2.8 million  compared with $6.3 million a year ago, in which there was an exchange gain on the debt of $0.1 million.  Net income for the quarter amounted to $4.3 million compared with $3.0 million a year ago.

2003 was a solid year for the Company’s hockey equipment business. Revenue and margins grew in every category - sticks, skates, helmets, protective, and goalie – for a total increase of 17% in sales and 22.5% in gross margin. The Company’s biggest gains came in the stick and skate categories, fuelled by the new Vector one-piece composite hockey sticks and growth in the performance skate segment. These products and others targeted at elite players allowed the Company to continue its momentum and overall leadership position in the hockey equipment industry.

In 2003 the apparel business got off to a slow start with sales in the first half down by 7.8% but sales in the second half rebounded up 9.4% compared to the same periods in 2002 to finish up 4% for the year. As indicated earlier in the year, the soft first half results were primarily a result of small market teams advancing far into the NHL playoffs and thus affecting sales of replica jerseys. In the second half, sales of the NHL “Vintage” series significantly contributed to the growth in sales. The Company expects the momentum in the “Vintage” series of jerseys and related apparel products to continue in 2004.

“Our new products have fuelled a record year in terms of sales and profitability,” Matt O’Toole, President and Chief Executive Officer said,  “It is evidence that the company’s focus on product leadership continues to drive positive results. While we feel a strong sense of accomplishment with the company’s 2003 performance, we continue to be even more optimistic about our future prospects. Over the past year we have cemented long-term alliances with the National Hockey League, the Canadian Hockey League and the ECHL. We believe these relationships along with a strong pipeline of new products will continue to increase our sales and profit momentum.”

“In the fourth quarter of 2003, we launched our new line of super-light CCM Vector skates capitalizing on the success of our Vector stick line. Since the Vector skate became available to NHL players a few months ago over 100 players have switched to the new skate. The new line also features several models that allow players to replace their blades rather than sharpening them - much like a disposable razor blade. We believe this patented technology ultimately will be widely adopted by hockey players of all skill levels.”

“In 2003 we also expanded our footprint in apparel business through the acquisition of Roger Edwards Sport, a casual apparel company that operates under several licensed properties including NCAA, the Canadian Football League and Team Canada to name a few. Although we acknowledge  there has been a great deal of discussion about a potential NHL work stoppage in 2004, we confirm once again that the Company is well positioned to manage through any interruption in the NHL season if necessary. While sales in the apparel segment could decrease during an interruption in play, we believe the equipment side would be unaffected, and overall the Company results will continue to be solid and profitable.”

“Finally in 2003, from a balance sheet perspective, we have significantly reduced our debt load through the redemption of our 13% Pay-in-Kind preference shares and the generation of $21.0 million in cash from operations to finish the year with $43 million in the bank,” O’Toole concluded.

The Company reports its results in United States currency. However, because it is established internationally and operates in local currencies, foreign exchange rate fluctuations play a part in the reported results. Sales for 2003 were positively impacted by approximately $20.6 million compared with a year ago on a constant dollar basis. Similarly, operating and other expenses were negatively impacted, reducing any overall impact on the Company’s reported earnings. The foreign exchange gain on the long-term debt amounted to approximately $10.1 million on an after-tax basis in the year ended December 31, 2003. Net income, net of the exchange gain on the long-term debt, was $6.9 million ($0.70 per share) compared with $1.4 million ($0.20 per share) a year ago. However, the Company’s weighted average number of shares outstanding amounted to 9.9 million in 2003 compared with 7.2 million in 2002.

About the Press Release

The press release includes earnings (net income) before interest, income and capital taxes, depreciation and amortization, or EBITDA, which is a non-GAAP financial measure, to supplement its consolidated financial statements presented in accordance with accounting principles generally accepted in the United States, or GAAP.  This non-GAAP financial measure does not replace the presentation of GAAP financial results, specifically EBITDA as an alternative to cash flows as a measure of liquidity, but is provided to enhance overall understanding of the Company’s current financial performance and prospects for the future.  Specifically, the Company’s management believes that non-GAAP financial results provide useful information to both management and investors regarding certain additional financial and business trends relating to its financial condition and results from operations.  In addition, management uses certain non-GAAP financial measures for reviewing the Company’s financial results and evaluating its financial performance.  The Company has provided a reconciliation of EBITDA to net income, the most directly comparable GAAP financial measure, in its consolidated statement of operations.

About The Hockey Company

The Hockey Company, headquartered in Montreal, Canada, with operations in Europe and the United States is the world’s largest designer, manufacturer and marketer of hockey equipment and related apparel, under three of the world’s most recognized hockey brand names: CCM®, KOHO® and JOFA®. The Hockey Company is a world leader in the design and innovation of skates, sticks, helmets and protective equipment products and related apparel. The Company is also the exclusive licensee of the National Hockey League for authentic and replica jerseys.

This press release contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially, such as the Company’s plans to: achieve targeted sales and gross margin levels, reduce expenses through various actions, improve operating and net income, and execute new plans successfully. It is important to note that actual results could differ materially from those expressed in such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the ability of the Company to deliver planned results, changes in customer buying patterns, a general economic slowdown, retail sell rates for the Company’s products, changes in the Company’s financial position and changes in the competitive environment. Other risks and uncertainties are detailed from time to time in the Company’s SEC filings, including the Company’s Report on Form 10-K for the year ending December 31, 2002. Certain amounts of the preceding years have been reclassified to conform to the current year’s presentation.

The Hockey Company
CONSOLIDATED BALANCE SHEETS

(All amounts in thousands of U.S. dollars, except share data)

	December 31, 2003	December 31, 2002
ASSETS
Current Assets
Cash and cash equivalents	$42,609	$19,484
Accounts receivable, net	61,643	56,986
Inventories	49,517	44,354
Prepaid expenses and other receivables	5,144	4,802
Deferred Income taxes	7,564	8,080
Total current assets	166,477	133,706
Property, plant and equipment, net of accumulated depreciation	15,042	15,318
Goodwill and excess reorganization intangible	71,207	65,348
Intangible – Prepaid NHL Royalty	31,208	—
Other assets	7,870	8,581
Total assets	$291,804	$222,953
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Accounts payable	$9,616	$8,312
Accrued liabilities	14,521	14,442
Income taxes payable	6,973	4,825
Accrued restructuring expenses	—	1,085
Current portion of long-term debt	—	288
Total current liabilities	31,110	28,952
Long-term debt	123,944	123,866
Accrued dividends payable	—	8,155
13% Pay-in-Kind Preferred stock	—	11,715
Loan payable to Parent Company	10,000	—
Deferred income taxes and other long-term liabilities	4,836	2,056
Total liabilities	169,890	174,744
Stockholders’ equity
New Common Stock, voting, par value $0.01 per share, 12,000,000 and nil shares authorized, 5,469,174 and nil shares issued and outstanding at December 31, 2003 and December 31, 2002, respectively	50	—
Old Common Stock, voting, par value $0.01 per share, nil and 20,000,000 shares authorized, nil and 7,040,523 shares issued and outstanding at December 31, 2003 and December 31, 2002, respectively	—	70
Common Stock, non-voting, par value $0.01 per share, Exchangeable into Common Shares of The Hockey Company Holdings Inc., 8,000,000 and nil shares authorized, 6,506,537 and nil shares issued and outstanding at December 31, 2003 and December 31, 2002, respectively	65	—
Warrants for Exchangeable Shares, 159,127 and nil issued and outstanding at December 31, 2003 and December 31, 2002, respectively	1,665	—
Special Dividend Preferred Stock, par value $0.01 per share, one share and nil shares authorized, one share and nil shares issued and outstanding at December 31, 2003 and December 31, 2002, respectively	—	—
Common stock purchase warrants, nil and 159,127 issued and outstanding at December 31, 2003 and December 31, 2002, respectively	—	1,665
Additional paid-in capital – Exchangeable shares	64,651	69,965
Additional paid-in capital – Common Stock	47,821	—
Additional paid-in capital – Stock Options	26	—
Deficit	(3,310)	(20,303)
Accumulated other comprehensive income (loss)	10,946	(3,188)
Total stockholders’ equity	121,914	48,209
Total liabilities and stockholders’ equity	$291,804	$222,953

The Hockey Company

CONSOLIDATED STATEMENT OF OPERATIONS

(All amounts in thousands of U.S. dollars, except share data)

	2003	2002	2001
Net Sales	$239,905	$212,693	$198,187
Cost of goods sold before restructuring and unusual charges	132,253	119,390	117,296
Restructuring and unusual charges	—	1,617	1,198
Gross profit	107,652	91,686	79,693
Selling, general and administrative expenses before restructuring and unusual charges	73,759	64,303	61,768
Restructuring and unusual charges	—	496	4,495
Amortization of excess reorganization value and goodwill	—	—	4,390
Operating income	33,893	26,887	9,040
Other (income) expense, net	(852)	1,311	538
Interest expense	18,861	17,989	18,639
Foreign exchange (gain) loss	(11,266)	85	(1,803)
Loss on early extinguishment of debt	—	3,265	1,091
Income (loss) before income taxes	27,150	4,237	(9,425)
Income taxes	10,157	2,450	3,375
Net income (loss)	$16,993	$1,787	$(12,800)

Basic income (loss) per share	$1.72	$0.25	$(1.81)
Diluted income (loss) per share	$1.68	$0.25	$(1.81)
Adjusted income (loss) before amortization of excess reorganization value and goodwill	16,993	1,787	(8,410)
Adjusted income (loss) per share before amortization of excess reorganization value and goodwill	$1.72	$0.25	$(1.19)
EBITDA(1)	$50,913	$29,631	$19,607

(1) EBITDA is defined as earnings (net income) before interest, income and capital taxes and depreciation and amortization. EBITDA includes restructuring charges, and other unusual items if it is reasonably likely that they will recur within two years.  This non-GAAP financial measure does not replace the presentation of GAAP financial results, specifically EBITDA as an alternative to cash flows as a measure of liquidity, but is provided to enhance overall understanding of the Company’s current financial performance and prospects for the future.  Specifically, the Company’s management believes that non-GAAP financial results provide useful information to both management and investors regarding certain additional financial and business trends relating to its financial condition and results from operations.  In addition, management uses certain non-GAAP financial measures for reviewing the Company’s financial results and evaluating its financial performance.  In addition, it should be noted that companies calculate EBITDA differently and, therefore, EBITDA as presented for us may not be comparable to EBITDA reported by other companies. EBITDA is calculated as follows:

	December 31, 2003	December 31, 2002	December 31, 2001
Net Income	$16,993	$1,787	$(12,800)
Income taxes	10,157	2,450	3,375
Depreciation and amortization	4,177	3,620	8,869
Capital tax	725	518	588
Interest	18,861	17,989	18,639
Loss on early extinguishment of debt	—	3,265	1,091
Other	—	2	(155)
EBITDA	$50,913	$29,631	$19,607

The Hockey Company

CONSOLIDATED STATEMENTS OF CASH FLOWS

(All amounts in thousands of U.S. dollars, except share data)

	2003	2002	2001
OPERATING ACTIVITIES:
Net Income (loss)	$16,993	$1,787	$(12,800)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Restructuring charges	—	2,113	5,693
Depreciation and amortization	4,177	3,620	8,869
Amortization of deferred financing costs and debt discount	1,516	1,553	2,653
Deferred income taxes	2,339	(6,193)	20
Preferred stock dividends	1,211	2,376	2,103
Accretion of 13% Pay-In-Kind preferred stock	784	144	238
Provision in lieu of taxes	1,295	4,551	1,360
Gain on disposal of property, plant and equipment	(568)	—	(23)
(Gain) loss on foreign exchange	(12,104)	379	(1,598)
Loss on early extinguishment of debt	—	3,265	1,091
Stock compensation	26	—	—
Change in operating assets and liabilities:
Accounts receivable	1,778	(5,384)	(11,736)
Inventories	4,771	3	(3,291)
Prepaid expenses	93	1,159	2,036
Accounts payable and accrued liabilities	(2,379)	867	(4,070)
Income taxes payable	1,132	1,762	333
Other	—	—	—
Net cash provided by (used in) operating activities	21,064	12,002	(9,122)
INVESTING ACTIVITIES:
Prepayment of intangibles – NHL Royalty	(30,112)	—	—
Purchases of property, plant and equipment	(2,036)	(1,902)	(1,478)
Acquisition	(1,434)	—	—
Proceeds from disposal of property, plant and equipment	1,501	—	341
Net cash used in investing activities	(32,081)	(1,902)	(1,137)
FINANCING ACTIVITIES:
Net change in short-term borrowings	—	(27,971)	16,060
Principal payments on debt	(465)	(86,583)	(245)
Proceeds from long-term debt	—	123,866	677
Issuance of common stock	45	5	3,450
Increase in paid-in capital from shares issued to Parent Company	41,721	—	—
Exercise of stock option	51	—	—
Redemption of 13% Pay-In-Kind preferred stock Including accrued dividends	(21,866)	—	—
Loan Payable to Parent	10,000	—	—
Deferred financing costs	(284)	(7,915)	(5,545)
Net cash provided by financing activities	29,202	1,402	14,397
Effect of foreign exchange rate on cash	4,940	1,479	(58)
Net change in cash and cash equivalents	23,125	12,981	4,080
Cash and cash equivalents at beginning of year	19,484	6,503	2,423
Cash and cash equivalents at end of year	$42,609	$19,484	$6,503